                                                                    EXHIBIT 4.12

            JOINDER TO THE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

                                                               February 28, 2003

J.P. Morgan Securities Ltd.
Credit Suisse First Boston Europe Ltd.
Lehman Brothers International (Europe)
Deutsche Bank AG London
Banc of America Securities Limited
Scotia Capital Inc.
TD Securities (USA) Inc.
SunTrust Capital Markets, Inc.
c/o J.P. Morgan Securities Ltd.
125 London Wall
London EC2Y 5AJ
England

Ladies and Gentlemen:

     Reference is made to the Euro Senior Notes Exchange and Registration Rights
Agreement (the "Exchange and Registration Rights Agreement") dated February 18,
2003, among TRW Automotive Acquisition Corp., a Delaware corporation (the
"Issuer"), J.P. Morgan Securities Ltd., Credit Suisse First Boston Europe Ltd.,
Lehman Brothers International (Europe), Deutsche Bank AG London, Banc of America
Securities Limited, Scotia Capital Inc., TD Securities (USA) Inc. and SunTrust
Capital Markets, Inc. (collectively, the "Euro Initial Purchasers") concerning the purchase of the Euro Senior Notes (as defined in the Exchange and
Registration Rights Agreement) from the Issuer by the several Euro Initial
Purchasers. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Exchange and Registration Rights
Agreement.

     The Issuer and each of the Guarantors party hereto (the "Guarantors") agree that this letter agreement is being executed and delivered in connection with the issue and sale of the Euro Senior Notes pursuant to the Purchase Agreement and to induce the Euro Initial Purchasers to purchase the Securities thereunder and is being executed concurrently with the consummation of the Acquisition.

     1. Joinder. Each of the parties hereto hereby agrees to become bound by the terms, conditions and other provisions of the Exchange and Registration Rights
Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as a Guarantor therein and as if such party executed the Exchange and Registration Rights Agreement on the
date thereof.

     2. Representations, Warranties and Agreements of the Guarantors. Each
Guarantor represents and warrants to, and agrees with, the several Euro Initial
Purchasers on and as of the date hereof that such Guarantor has the corporate power to execute and deliver this letter agreement and all corporate action required to be taken by it for the due and proper authorization, execution, delivery and performance of this letter agreement, and the consummation of the transactions contemplated hereby has been duly and validly taken; this letter agreement has been duly authorized, executed and delivered by such Guarantor and constitutes a valid and legally binding agreement of such Guarantor enforceable against such Guarantor in accordance with its terms.

     3. GOVERNING LAW. THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     4. Counterparts. This letter agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     5. Amendments. No amendment or waiver of any provision of this letter agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

     6. Headings. The headings herein are inserted for the convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this letter agreement.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this letter agreement will become a binding agreement between the Issuer, the Guarantors party hereto and the several Euro Initial Purchasers in accordance with its terms.

                                    Very truly yours,

                                    KELSEY-HAYES COMPANY, as
                                    Guarantor,

                                    By           /s/ David L. Bialosky
                                         -------------------------------------
                                         Name:   David L. Bialosky
                                         Title:  Secretary and Vice President

                                    KELSEY-HAYES HOLDINGS INC., as
                                    Guarantor,

                                    By           /s/ David L. Bialosky
                                         -------------------------------------
                                         Name:   David L. Bialosky
                                         Title:  Secretary and Vice President

                                    KH HOLDINGS, INC., as Guarantor,

                                    By           /s/ David L. Bialosky
                                         -------------------------------------
                                         Name:   David L. Bialosky
                                         Title:  Secretary and Vice President

                                    LAKE CENTER INDUSTRIES
                                    TRANSPORTATION, INC., as Guarantor,

                                    By           /s/ David L. Bialosky
                                         -------------------------------------
                                         Name:   David L. Bialosky
                                         Title:  President

                                    LUCAS AUTOMOTIVE INC., as Guarantor,

                                    By           /s/ David L. Bialosky
                                         -------------------------------------
                                         Name:   David L. Bialosky
                                         Title:  Secretary

                                    LUCASVARITY AUTOMOTIVE
                                    HOLDING COMPANY, as Guarantor,

                                    By           /s/ David L. Bialosky
                                         -------------------------------------
                                         Name:   David L. Bialosky
                                         Title:  Vice President and General Counsel

                                    TRW AUTO HOLDINGS INC., as
                                    Guarantor,

                                    By           /s/ David L. Bialosky
                                         -------------------------------------
                                         Name:   David L. Bialosky
                                         Title:  Vice President and General Counsel

                                    TRW AUTOMOTIVE (LV) CORP., as
                                    Guarantor,

                                    By           /s/ David L. Bialosky
                                         -------------------------------------
                                         Name:   David L. Bialosky
                                         Title:  Secretary

                                    TRW AUTOMOTIVE FINANCE
                                    (LUXEMBOURG), S.A.R.L., as Guarantor,

                                    By           /s/ Neil P. Simpkins
                                         -------------------------------------
                                         Name:   Neil P. Simpkins
                                         Title:  Sole Manager

                                TRW AUTOMOTIVE HOLDING
                                COMPANY, as Guarantor,

                                By           /s/ David L. Bialosky
                                     -------------------------------------
                                     Name:   David L. Bialosky
                                     Title:  Secretary and Vice President

                                TRW AUTOMOTIVE J.V. LLC, as Guarantor,

                                By           /s/ David L. Bialosky
                                     -------------------------------------
                                     Name:   David L. Bialosky
                                     Title:  Vice President and General Counsel

                                TRW AUTOMOTIVE SAFETY SYSTEMS
                                ARKANSAS INC., as Guarantor,

                                By           /s/ David L. Bialosky
                                     -------------------------------------
                                     Name:   David L. Bialosky
                                     Title:  Secretary and Vice President

                                TRW AUTOMOTIVE U.S. LLC, as Guarantor

                                By           /s/ David L. Bialosky
                                     -------------------------------------
                                     Name:   David L. Bialosky
                                     Title:  Vice President and General Counsel

                                TRW COMPOSANTS MOTEURS INC., as Guarantor,

                                By           /s/ David L. Bialosky
                                     -------------------------------------
                                     Name:   David L. Bialosky
                                     Title:  Secretary

                          TRW EAST INC., as Guarantor,

                          By           /s/ David L. Bialosky
                               -------------------------------------
                               Name:   David L. Bialosky
                               Title:  Secretary and Vice President

                          TRW OCCUPANT RESTRAINTS SOUTH
                          AFRICA INC., as Guarantor,

                          By           /s/ David L. Bialosky
                               -------------------------------------
                               Name:   David L. Bialosky
                               Title:  Secretary and Vice President

                          TRW ODYSSEY INC., as Guarantor,

                          By           /s/ David L. Bialosky
                               -------------------------------------
                               Name:   David L. Bialosky
                               Title:  Secretary and Vice President

                          TRW OVERSEAS INC., as Guarantor,

                          By           /s/ David L. Bialosky
                               -------------------------------------
                               Name:   David L. Bialosky
                               Title:  Assistant Secretary and Vice President

                          TRW POWDER METAL INC., as
                          Guarantor,

                          By           /s/ David L. Bialosky
                               -------------------------------------
                               Name:   David L. Bialosky
                               Title:  Secretary and President

                                TRW SAFETY SYSTEMS INC., as
                                Guarantor,

                                By           /s/ David L. Bialosky
                                     -------------------------------------
                                     Name:   David L. Bialosky
                                     Title:  Secretary and Vice President

                                TRW TECHNAR INC., as Guarantor,

                                By           /s/ David L. Bialosky
                                     -------------------------------------
                                     Name:   David L. Bialosky
                                     Title:  Secretary and Vice President

                                TRW VEHICLE SAFETY SYSTEMS INC., as Guarantor,

                                By           /s/ David L. Bialosky
                                     -------------------------------------
                                     Name:   David L. Bialosky
                                     Title:  Vice President and General Counsel

                                VARITY EXECUTIVE PAYROLL, INC., as Guarantor,

                                By           /s/ David L. Bialosky
                                     -------------------------------------
                                     Name:   David L. Bialosky
                                     Title:  Secretary

                                WORLDWIDE DISTRIBUTION
                                CENTERS, INC., as Guarantor,

                                By           /s/ David L. Bialosky
                                     -------------------------------------
                                     Name:   David L. Bialosky
                                     Title:  Secretary and Vice President

Accepted:  February 28, 2003

J.P. MORGAN SECURITIES LTD.
CREDIT SUISSE FIRST BOSTON EUROPE LTD.
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
DEUTSCHE BANK AG LONDON
BANC OF AMERICA SECURITIES LIMITED
SCOTIA CAPITAL INC.
TD SECURITIES (USA) INC.
SUNTRUST CAPITAL MARKETS, INC.

By:  J.P. MORGAN SECURITIES LTD.

By:

         /s/ Benjamin Ben-Attar
--------------------------------------
Name:  BENJAMIN BEN-ATTAR
Title: VICE PRESIDENT